Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements of Talos Energy Inc. (“Talos Energy”) present the combination of the historical financial information of Talos Energy LLC and Stone Energy Corporation (“Stone Energy”) adjusted to give effect to the transactions described below that were consummated in connection with the closing of the transactions contemplated by that certain Transaction Agreement, dated as of November 21, 2017 (the “Transaction Agreement”), among Talos Energy, Stone Energy, Sailfish Merger Sub Corporation, Talos Energy LLC and Talos Production LLC (“Talos Production”). The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2018 combines the historical consolidated statements of operations of Talos Energy LLC and Stone Energy, giving effect to the transactions as if they had been consummated on January 1, 2018. The unaudited pro forma condensed combined balance sheet combines the historical condensed consolidated balance sheets of Talos Energy LLC and Stone Energy as of March 31, 2018, giving effect to the transactions as if they had been consummated on March 31, 2018.

On May 10, 2018 (the “Closing Date”), a series of transactions contemplated by the Transaction Agreement were consummated (collectively, the “transactions”, or the “business combination,” and the consummation thereof, the “Closing”), including (i) the merger of an indirect, wholly owned subsidiary of Stone Energy with and into Stone Energy, with Stone Energy surviving the merger as a direct wholly owned subsidiary of Talos Energy, (ii) the contribution of 100% of the equity interests in Talos Production to Talos Energy in exchange for shares of Talos Energy common stock, (iii) the contribution of $102 million in aggregate principal amount of 9.75% senior notes due July 5, 2022 (“2022 Senior Notes”) issued by Talos Production and Talos Production Finance Inc. (collectively, the “Talos Issuers”) to Talos Energy by entities controlled by or affiliated with Apollo Management VII, L.P. and Apollo Commodities Management, L.P., with respect to Series I, (collectively, the “Apollo Funds”) and Riverstone Energy Partners V, L.P. (collectively, the “Riverstone Funds”) in exchange for shares of Talos Energy common stock (the “Sponsor Debt Exchange”), (iv) the exchange of the 11% senior secured second-priority bridge loans due April 3, 2022 issued by the Talos Issuers (the “Bridge Loans”) for newly issued 11% second lien notes of the Talos Issuers (the “New Second Lien Notes”), and (v) the exchange of 7.50% senior secured notes due 2022 issued by Stone Energy (“2022 Secured Notes”) for New Second Lien Notes. Each stockholder of Stone Energy received one share of Talos Energy common stock for each share of Stone Energy common stock. Immediately after the Closing of the transactions, holders of Stone Energy common stock immediately prior to the Closing held 37% of the outstanding Talos Energy common stock and Talos Energy LLC stakeholders held 63% of the outstanding Talos Energy common stock.

The accompanying unaudited pro forma condensed combined financial statements were derived by making certain adjustments to the historical financial statements listed above. The adjustments are based on currently available information and certain estimates and assumptions. Therefore, the actual adjustments may differ from the pro forma adjustments. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the transactions and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements and related notes are presented for illustrative purposes only and should not be relied upon as an indication of operating results that Talos Energy would have achieved if the transactions had taken place on the specified date. In addition, future results may vary significantly from the results reflected in the unaudited pro forma condensed combined financial statements and should not be relied on as an indication of the future results of Talos Energy.

Talos Energy Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2018

(In thousands)

	Talos Energy LLC Historical	Stone Energy Historical	Stone Energy Business Combination	Exchange Agreement		Pro Forma Combined
			Note 1	Note 2
Assets			(j)
Current assets:
Cash and cash equivalents	$13,299	$277,842	$—	$(109,000	)(g)	$182,141
Restricted cash	1,243	—	—	—		1,243
Accounts receivable, net
Trade	69,817	30,496	—	—		100,313
Joint interest	8,137	5,656	—	—		13,793
Other	8,653	3	—	—		8,656
Assets from price risk management activities	576	418	—	—		994
Prepaid assets	20,078	11,201	(63)	—		31,216
Inventory	777	—	—	—		777
Current income tax receivable	—	16,212	—	—		16,212
Other current assets	1,656	922	—	—		2,578

Total current assets	124,236	342,750	(63)	(109,000)		357,923

Property and equipment:
Proved properties	2,468,426	726,233	88,663	—
			46,803 (k)			3,330,125
Unproved properties, not subject to amortization	69,035	80,523	(12,145)	—		137,413
Other property and equipment	10,129	19,836	(8,955)	—		21,010

Total property and equipment	2,547,590	826,592	114,366	—		3,488,548
Accumulated DD&A	(1,479,930)	(377,355)	377,355	—		(1,479,930)

Total property and equipment, net	1,067,660	449,237	491,721	—		2,008,618

Other long-term assets:
Assets from price risk management activities	338	—	—	—		338
Other well equipment inventory	2,576	19,913	(14,913)	—		7,576
Other assets	693	14,066	—	—		14,759

Total assets	$1,195,503	$825,966	$476,745	$(109,000)		$2,389,214

	Talos Energy LLC Historical	Stone Energy Historical	Stone Energy Business Combination		Exchange Agreement		Pro Forma Combined
Liabilities and Members’ / Stockholders’ Equity
Current liabilities:
Accounts payable	$123,412	$20,950	$91,273	(k)	$—		$235,635
Accrued liabilities	8,990	3,063	—		—		12,053
Accrued royalties	28,654	4,496	—		—		33,150
Current portion of long-term debt	—	430	—		—		430
Current portion of asset retirement obligations	36,260	56,428	4,182		—		96,870
Liabilities from price risk management activities	78,542	13,147	—		—		91,689
Accrued interest payable	10,082	6,038	—		—		16,120
Other current liabilities	14,700	8,890	—		—		23,590

Total current liabilities	300,640	113,442	95,455		—		509,537
Long-term debt, net of discount and deferred financing costs	672,958	235,394	69	(l)	(211,000	)(g) (h)
			(17,421	)(k)			680,000
Asset retirement obligations	179,496	140,226	19,800		—		339,522
Liabilities from price risk management activities	20,748	4,564	—		—		25,312
Other long-term liabilities	98,788	6,267	—		—		105,055

Total liabilities	1,272,630	499,893	97,903		(211,000)		1,659,426

Talos Energy LLC members’ equity	(77,127)	—	77,127	(m)	—		—
Stone Energy common stock	—	200	(200	)(i)	—		—
Stone Energy additional paid-in capital	—	555,940	(555,940	)(i)	—		—
Stone Energy retained earnings	—	(230,067)	230,067	(i)	—		—
Talos Energy common stock	—	—	542	(n)	—		542
Talos Energy additional paid-in capital	—	—	490,182 731,422	(m) (n)	102,000	(h)	1,323,604
Talos Energy accumulated deficit	—	—	(567,309 (27,049	)(m) )(k)	—		(594,358)

Total members’ / stockholders’ equity	(77,127)	326,073	378,842		102,000		729,788

Total liabilities and equity	$1,195,503	$825,966	$476,745		$(109,000)		$2,389,214

Talos Energy Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2018

(In thousands, except per share amounts)

	Talos Energy LLC Historical	Stone Energy Historical	Stone Energy Business Combination		Exchange Agreement		Pro Forma Combined
			Note 2		Note 2
Revenues:
Oil revenue	$127,693	$73,261	$—		$—		$200,954
Natural gas revenue	12,723	4,900	—		—		17,623
NGL revenue	5,434	3,188	—		—		8,622

Total revenue	145,850	81,349	—		—		227,199

Operating expenses:
Direct lease operating expense	24,915	8,822	—		—		33,737
Insurance	2,675	1,881	—		—		4,556
Production taxes and other	391	(2,201)	—		—		(1,810)

Total lease operating expense	27,981	8,502	—		—		36,483
Workover / maintenance expense	6,905	4,478	—		—		11,383
Depreciation, depletion and amortization	49,040	21,333	3,120	(a)	—		73,493
Accretion expense	4,760	4,287	2,740	(b)	—		11,787
General and administrative expense	8,580	13,009	(5,235	)(c)	—		16,354

Total operating expenses	97,266	51,609	625		—		149,500

Operating income	48,584	29,740	(625)		—		77,699

Interest expense	(19,742)	(3,537)	—		(255	)(e)	(23,534)
Price risk management activities expense	(51,976)	(9,548)	—		—		(61,524)
Other income	191	1,653	—		—		1,844

Income (loss) before income taxes	(22,943)	18,308	(625)		(255)		(5,515)

Provision (benefit) for income taxes:
Current	—	—	—	(d)	—		—
Deferred	—	—	—	(d)	—		—

Total income taxes	—	—	—		—		—

Net income (loss)	$(22,943)	$18,308	$(625)		$(255)		$(5,515)

Basic income (loss) per share		$0.91					$(0.10)
Diluted income (loss) per share		$0.91					$(0.10)
Average shares outstanding		19,998					54,157 (f)
Average shares outstanding assuming dilution		19,998					54,157 (f)

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

Note 1—Basis of Presentation

Overview

The unaudited pro forma condensed combined financial statements of Talos Energy present the combination of the historical financial information of Talos Energy LLC and Stone Energy adjusted to give effect to the transactions. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2018 combines the historical consolidated statements of operations of Talos Energy LLC and Stone Energy, giving effect to the transactions as if they had been consummated on January 1, 2018. The unaudited pro forma condensed combined balance sheet combines the historical condensed consolidated balance sheets of Talos Energy LLC and Stone Energy as of March 31, 2018, giving effect to the transactions as if they had been consummated on March 31, 2018. The transactions and other adjustments are described in Note 2—Pro Forma Adjustments and Assumptions to these unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements should be read in conjunction with (i) Stone Energy’s historical condensed consolidated financial statements and related notes for the three months ended March 31, 2018, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference in this Current Report on Form 8-K/A and (ii) Talos Energy LLC’s historical condensed consolidated financial statements and related notes for the three months ended March 31, 2018, contained in the Current Report on Form 8-K filed by Talos Energy with the Securities and Exchange Commission on May 18, 2018.

Certain reclassifications have been made to the Stone Energy historical financial statements to reflect the comparability of financial information. However, the unaudited pro forma condensed combined financial statements may not reflect all adjustments necessary to conform the accounting policies of Stone Energy to those of Talos Energy, as the evaluation is ongoing as of the date of this Current Report on Form 8-K/A.

The pro forma adjustments represent management’s estimates based on information available as of the date of this Current Report on Form 8-K/A and are subject to change as additional information becomes available and additional analyses are performed. The unaudited pro forma condensed combined financial statements do not reflect the impact of possible revenue or earnings enhancements, cost savings from operating efficiencies or synergies, or asset dispositions. Also, the unaudited pro forma condensed combined financial statements do not reflect possible adjustments related to restructuring or integration activities that have yet to be determined or transaction or other costs following the transactions that are not expected to have a continuing impact. Further, one-time transaction-related expenses or costs incurred prior to, or concurrent with, Closing of the transactions are not included in the unaudited pro forma condensed combined statements of operations. However, the impact of such transaction expenses or costs is reflected in the unaudited pro forma condensed combined balance sheet as an increase to accounts payable, offset to accumulated deficit, proved property and long-term debt.

Preliminary Estimated Purchase Price

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting with Talos Energy LLC as the accounting acquirer of Stone Energy. Under the acquisition method of accounting, the purchase price is allocated to the identifiable tangible and intangible assets acquired and liabilities assumed based on their respective fair values, with any excess purchase price allocated to goodwill. Talos Energy has not completed the detailed valuation studies necessary to compute the fair value estimates of Stone Energy’s assets acquired and liabilities assumed and the related allocations of purchase price, nor has it identified all adjustments necessary to conform Stone Energy’s accounting policies to Talos Energy’s accounting policies. Talos Energy expects to complete the purchase price allocation after considering the appraisal of Stone Energy’s assets at the level of detail necessary to finalize the required purchase price allocation, which will be no later than one year from the Closing Date. The purchase price utilized in the allocation will be based on the closing price of Stone Energy common stock and common stock warrants immediately prior to Closing. The pro forma adjustments included herein may be revised as additional information becomes available and as additional analyses are performed. The final purchase price allocation may be different than that reflected in the preliminary pro forma purchase price allocation presented herein, and this difference may be material. The pro forma purchase price allocation is preliminary and was based on an estimate of the fair values of the tangible and intangible assets and liabilities related to Stone Energy and the closing price of Stone Energy common stock of $35.49 and common stock warrants of $5.90 on May 9, 2018.

The following table summarizes the purchase price (in thousands, except per share data):

Stone Energy common stock—issued and outstanding as of May 9, 2018:	20,038
Stone Energy common stock price	$35.49
Common stock value	$711,149
Stone Energy common stock warrants—issued and outstanding as of May 9, 2018:	3,528
Stone Energy common stock warrant price	$5.90
Common stock warrants value	$20,815

Total consideration and fair value	$731,964

Preliminary Estimated Purchase Price Allocation

The following table summarizes the preliminary allocation of the purchase price to the assets acquired and liabilities assumed (in thousands):

Stone Energy fair values:
Current assets	$342,687
Property and equipment	894,155
Other long-term assets	19,066
Current liabilities	(117,624)
Long-term debt	(235,463)
Other long-term liabilities	(170,857)

Total consideration and fair value	$731,964

Note 2—Pro Forma Adjustments and Assumptions

The following adjustments and assumptions were made in the preparation of the unaudited pro forma condensed combined statement of operations:

(a)	Reflects changes in depletion that would have been recorded with respect to the allocated fair values attributable to proved oil and natural gas properties acquired as a result of the application of the full cost method of accounting for oil and natural gas activities following the Closing of the transactions. The pro forma depletion rates for the three months ended March 31, 2018 were estimated using the proved property amounts based on the preliminary purchase price allocation and estimates of reserves at the Closing Date, adjusted for actual production. The pro forma depletion rates were applied to production volumes for the Talos Energy LLC and Stone Energy properties for the respective periods.

(b)	Reflects the pro forma adjustment to accretion expense on the combined asset retirement obligation calculated using Talos Energy’s credit-adjusted risk-free interest rate.

(c)	Reflects the elimination of direct, incremental costs of the transactions, which are reflected in the historical financial statements of Talos Energy LLC and Stone Energy during the three months ended March 31, 2018.

(d)	Reflects a net impact of zero related to the acquired deferred taxes associated with the business combination on the pro forma adjustments described herein, based on a blended federal and state statutory income tax rate of 21%. Based upon all available evidence, it is more likely than not that the deferred tax assets will not be realized. As such, a valuation allowance is recorded to reduce the combined net deferred tax asset balance to zero. The change in tax status is reflected in the unaudited pro forma condensed combined statement of operations and balance sheet. The overall impact is zero.

(e)	Reflects an increase in interest expense associated with (i) the increase in coupon for the exchanged 2022 Secured Notes and (ii) the interest expense capitalized by Stone Energy based on review of the Stone Energy and Talos Energy LLC accounting policies, partially offset by (iii) the Sponsor Debt Exchange whereby the Apollo Funds and the Riverstone Funds contributed $102 million in aggregate principal amount of their 2022 Senior Notes to Talos Energy for shares of Talos Energy common stock and (iv) the $109 million reduction in the outstanding borrowings on the pro forma revolving line of credit after giving effect to the Closing of the transactions (see (g) below). The following table separately quantifies each adjustment made to interest expense presented in the unaudited pro forma financial condensed combined statements (in thousands):

Change in Stone Energy 2022 secured notes coupon rate (i)	$1,822
Stone Energy capitalized interest (ii)	1,409
Contribution of 2022 Senior Notes (iii)	(2,790)
Revolving line of credit (iv)	(186)

Interest expense pro forma adjustment	$255

Interest on borrowings under the pro forma revolving line of credit is based on a current rate of 5.13%. These borrowings bear interest at variable rates and are subject to interest rate risk. A 1/8% change to the interest rate would result in a change in interest expense related to variable rate financing of $0.1 million for the three months ended March 31, 2018.

(f)	The weighted average basic and diluted shares of common stock outstanding were calculated assuming that shares of Stone Energy common stock outstanding as of March 31, 2018 (19,998,409 shares) and the vesting of Stone Energy restricted stock units (39,146 shares, net of shares withheld for taxes) would constitute the number of shares of Talos Energy that would equal the Stone Energy stockholders’ expected ownership of 37% in Talos Energy. The table below illustrates the share for share exchange of shares of Stone Energy common stock for shares of Talos Energy common stock and the issuance of shares of Talos Energy common stock to Talos Energy LLC stakeholders (in thousands, except percentages).

	Talos Energy Shares at Closing	Percent Ownership
Stone Energy stockholders	19,999
Stone Energy unvested restricted stock units	39
Total Stone Energy shares exchanged	20,038	37%
Talos Energy LLC stakeholders	34,119	63%
Total Talos Energy shares issued	54,157

The following adjustments and assumptions were made in the preparation of the unaudited pro forma condensed combined balance sheet:

(g)	Reflects the use of $109 million of cash to reduce outstanding borrowings on the pro forma revolving line of credit, after giving effect to the Closing of the transactions as a condition precedent of the pro forma revolving line of credit.

(h)	Reflects the Sponsor Debt Exchange of $102 million in aggregate principal amount of their 2022 Senior Notes to Talos Energy for shares of Talos Energy common stock.

(i)	To eliminate the historical stockholders’ equity of Stone Energy in conjunction with the issuance of Talos Energy common stock upon Closing.

(j)	Adjustments necessary to reflect assets and liabilities at their estimated fair values as discussed in Note 1—Basis of Presentation—Preliminary Estimated Purchase Price Allocation.

(k)	Reflects adjustments to accounts payable to include estimated transaction costs totaling $91.3 million, inclusive of severance, retention, seismic, deferred financing and other costs, offset to accumulated deficit, proved property and long-term debt. These costs represent direct, incremental costs of the transactions, which are not yet reflected in the historical financial statements of Talos Energy LLC and Stone Energy. The adjustment does not reflect possible adjustments related to restructuring or integration activities that have yet to be determined.

(l)	Reflects the adjustment to eliminate deferred financing costs related to Stone Energy’s building loan.

(m)	Reflects a change in financial statement presentation of Talos Energy LLC members’ equity to illustrate the underlying components of accumulated deficit and additional paid-in capital.

(n)	Reflects the adjustment to Talos Energy common stock and additional paid-in capital for the combined company. The Talos Energy common stock reflects the par value of the Stone Energy common stock exchanged in the business combination and the number of shares issued in connection with the Closing of the transactions. See pro forma adjustment (f) for information on the number of shares outstanding at Closing. The adjustment to the Talos Energy additional paid-in capital reflects the fair value of Stone Energy reduced by the par value of the Stone Energy common stock outstanding upon Closing.